UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2022

Direct Investment Holdings Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-11777	95-6799846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 S. Pine Island Rd, Suite 300 Plantation FL	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 456-9782

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FEPI	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Direct Investment Holdings Group, Inc.

Item 8.01 Other Events

A Note And Mortgage in the amount of $290,903.00 originally owed to Direct Mortgage Investors, Inc., a Nevada corporation based on an April 8, 2022 transaction, was assigned by instrument dated August 5, 2022 and recorded August 8, 2022 to Direct Investment Holdings Group, Inc., a Nevada corporation, which is the publicly reporting entity filing this 8-k. The stated consideration for the transfer was $10.00 and other good and valuable consideration.

The terms of the transfer were as follows: This mortgage receivable for $290,903 was purchased by the Company in August 5, 2022, effective against third parties with recording as of August 8, 2022, for face value from Direct Mortgage Investors, Inc. a related party. The note bears interest at 4.25% with a 30-year term and the payee is not a related party.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Direct Investment Holdings Group Inc.
(Registrant)

Date 08/08/2022	/s/ James Anderson
(Signature)*

*Print name and title of the signing officer under his signature.	James Anderson, President